Exhibit 10.3

kpmg


                             CONSENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM


To LYCOS Europe N.V., Haarlem

We consent to the incorporation by reference in the Registration Statement (Nos. 333-73898 and 333-12208), of Terra Networks, S.A. on Form S-8 of our reports dated January 31, 2005 and January 28, 2004, with respect to the balance sheet of Lycos Europe N.V. and Subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, shareholder's equity and comprehensive income, and cash flows for each of the three years in the period ended December 31, 2004 which reports appear in the December 31, 2004, Annual Report on Form 20-F of Terra Networks, S.A.





Dusseldorf, Germany
April 14, 2005


KPMG Deutsche Treuhand-Gesellschaft
Aktiengesellschaft
Wirtschaftsprufungsgesellschaft



Stefan Haas                         Charlotte Niessen
Wirtschaftsprufer                   Wirtschaftspruferin